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                                                                    Exhibit 11.1

                            CELL THERAPEUTICS, INC.
                         (A Development Stage Company)
                       Computation of Net Loss Per Share

                                              Three Months Ended June 30,          Six Months Ended June 30,
                                              ---------------------------         ---------------------------
                                                 1996            1995                 1996            1995
                                              ---------------------------         ---------------------------
Net loss                                      $(5,441,141)    $(4,590,809)        $(7,635,553)    $(9,232,069)
                                              ===========================         ===========================

Weighted average common shares outstanding     17,282,015      16,520,802          17,275,060      16,520,540
                                              ===========================         ===========================
Net loss per share                            $     (0.31)    $     (0.28)        $     (0.44)    $     (0.56)
                                              ===========================         ===========================